UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/13/2012

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.    Shareholder Director Nominations

The 2012 annual meeting of shareholders of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company") has been scheduled for September 12, 2012 (the "Annual Meeting"). Please note, the date of the Annual Meeting has changed by more than 30 days from the anniversary of the Company's 2011 annual meeting of shareholders.

Accordingly, the deadline for receipt of shareholder director nominations has been set at June 23, 2012. In order for a shareholder director nomination to be considered timely, it must be received at the Company's principal executive offices at 3111 W. Allegheny Ave., Philadelphia, PA 19132(the "Executive Offices") by June 23, 2012 and be directed to the attention of the Corporate Secretary.

Item 8.01.    Other Events

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of shareholder proposals for inclusion in the Company's proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at June 23, 2012. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company at the Executive Offices by June 23, 2012 and be directed to the attention of the Corporate Secretary.

Also, pursuant to the terms and conditions of the Company's Bylaws, in order for a shareholder proposal made outside of Rule 14a-8 to be considered timely, the proposal must be received by the Company at the Executive Offices between June 29, 2012 and July 24, 2012, which, in accordance with the Company's Bylaws, is no less than 50 nor more than 75 days prior to September 12, 2012. Such proposals should also be directed to the attention of the Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: June 13, 2012	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary